                            Exhibit (11)(a)

     Computation of Fully Diluted Earnings Per Share (Unaudited)


                                                              Quarter Ended      Nine Months Ended
                                                              September 30,        September 30,
                                                             ----------------    -----------------
(Amounts in millions except per share data)                  1994      1993      1994      1993
- - - - ---------------------------------------------------------------------------------------------------

EARNINGS
   Earnings from continuing operations                       $ 23.7    $ 15.5    $ 60.6    $ 60.0

   Loss from discontinued SDC business,
     prior to discontinuance, net of taxes                        -         -         -       (.7)
   Earnings from discontinued SDC business,
     subsequent to discontinuance, net of taxes                   -       1.6         -       2.1
                                                             -------   -------   -------   -------
   Net earnings                                              $ 23.7    $ 17.1    $ 60.6    $ 61.4
                                                             =======   =======   =======   =======

===================================================================================================

SHARES
   Weighted-average number of common shares
    outstanding                                                32.9      35.8      32.9      35.8
   Additional shares assuming conversion
    of stock options                                             .1         -        .1         -
                                                             -------   -------   -------   -------
   Fully diluted shares                                        33.0      35.8      33.0      35.8
                                                             =======   =======   =======   =======

===================================================================================================

FULLY DILUTED EARNINGS PER SHARE
   Earnings from continuing operations                       $  .72    $  .44    $ 1.84   $  1.68

   Loss from discontinued SDC business,
    prior to discontinuance, net of taxes                         -         -         -      (.02)
   Earnings from discontinued SDC business,
    subsequent to discontinuance, net of taxes                    -       .05         -       .06
                                                             -------   -------   -------   -------
   Net earnings                                              $  .72    $  .49    $ 1.84    $ 1.72
                                                             =======   =======   =======   =======
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